UNISEX ENDORSEMENT

(Only we can endorse this contract.)

This endorsement is attached to and made part of the contract on the contract date:

(1) The second sentence of the Cost of Insurance provision shall be replaced by the following:

The charge is based upon the issue age, smoker and non-smoker status, and rating class of the Insured and the length of time since the contract date.

(2) The last sentence of the Fixed Reduced Paid-Up Insurance provision shall be replaced by the following: This rate depends on the Insured's issue age and on the length of time since the contract date.

(3) The Misstatement  of Age or Sex provision shall be replaced by the following:

Misstatement  of Age

If the Insured's stated age is not correct, we will change each benefit and any amount to be paid to what the most recent deductions from the contract fund would have provided at the Insured's correct age.

(4) The last sentence of the Assignment provision shall be deleted.

(5) Any reference to the mortality table in the BASIS OF COMPUTATION provision shall be replaced by the following:

1.      the Commissioners 2001 Standard Ordinary Smoker and Nonsmoker Ultimate Mortality  Tables (100% Male);

In addition, the second condition in the first paragraph of the BASIS OF COMPUTATION provision shall be replaced by the following:

2.      the issue age, smoker and nonsmoker status, and rating class of the Insured and the length of time since the contract date;

(6) The SETTLEMENT  OPTIONS  TABLES in the contract are hereby replaced with the attached tables. Pruco Life Insurance Company of New Jersey,

By [ ] Secretary

PLY 136-2015
Unisex

SETTLEMENT OPTIONS TABLES

OPTION 1 TABLE

MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST PAYABLE IMMEDIATELY
Number of Years	Monthly Payment
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25	$83.90 42.26 28.39 21.45 17.28 14.51 12.53 11.04 9.89 8.96 8.21 7.58 7.05 6.59 6.20 5.85 5.55 5.27 5.03 4.81 4.62 4.44 4.28 4.13 3.99
Multiply the monthly amount by 2.996 for quarterly, 5.981 for semi-annual or 11.919 for annual.

OPTION 2 TABLE

MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST PAYABLE IMMEDIATELY
AGE LAST BIRTHDAY	Monthly Payment	AGE LAST BIRTHDAY	Monthly Payment
5 and under 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47

$2.69

2.70
2.70
2.71
2.72
2.73
2.74
2.75
2.76
2.77
2.78
2.79
2.80
2.81
2.83
2.84
2.85
2.87
2.88
2.90
2.91
2.93
2.95
2.96
2.98
3.00
3.02
3.04
3.07
3.09
3.11
3.14
3.16
3.19
3.22
3.25
3.28
3.32
3.35
3.39
3.43
3.47
3.51
48 49 50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81 82 83 84 85 86 87 88 89 90 and over

$3.56
3.60
3.65
3.70
3.76
3.81
3.87
3.94
4.00
4.07
4.14
4.22
4.30
4.39
4.48
4.58
4.68
4.79
4.90
5.02
5.15
5.28
5.42
5.57
5.73
5.89
6.06
6.24
6.42
6.61
6.80
7.00
7.20
7.40
7.60
7.79
7.98
8.16
8.33
8.49
8.64
8.78
8.90

PLY 136-2015

Unisex